Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited)
Second Quarter 2024

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release

*Use of non-GAAP financial measures
Regions believes that presentation of non-GAAP financial measures provides a meaningful basis for period to period comparisons, which management believes will assist investors in assessing the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Earnings Summary
Interest income - taxable equivalent	$1,774	$1,737	$1,764	$1,779	$1,751
Interest expense - taxable equivalent	576	540	520	475	358
Net interest income - taxable equivalent	1,198	1,197	1,244	1,304	1,393
Less: Taxable-equivalent adjustment	12	13	13	13	12
Net interest income	1,186	1,184	1,231	1,291	1,381
Provision for credit losses	102	152	155	145	118
Net interest income after provision for credit losses	1,084	1,032	1,076	1,146	1,263
Non-interest income	545	563	580	566	576
Non-interest expense	1,004	1,131	1,185	1,093	1,111
Income before income taxes	625	464	471	619	728
Income tax expense	124	96	80	129	147
Net income	$501	$368	$391	$490	$581
Net income available to common shareholders	$477	$343	$367	$465	$556

Weighted-average shares outstanding—during quarter:
Basic	917	921	931	939	939
Diluted	918	923	931	940	939

Earnings per common share - basic	$0.52	$0.37	$0.39	$0.49	$0.59
Earnings per common share - diluted	$0.52	$0.37	$0.39	$0.49	$0.59

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$97,508	$96,862	$98,379	$98,942	$99,191
Allowance for credit losses	(1,732)	(1,731)	(1,700)	(1,677)	(1,633)
Assets	154,052	154,909	152,194	153,624	155,656
Deposits	126,616	128,982	127,788	126,199	126,959
Long-term borrowings	5,083	3,327	2,330	4,290	4,293
Shareholders' equity	17,169	17,044	17,429	16,100	16,639
Average balances
Loans, net of unearned income	$97,281	$97,420	$98,293	$98,785	$98,581
Assets	152,867	151,444	151,738	153,484	153,774
Deposits	126,901	127,126	126,414	125,220	125,539
Long-term borrowings	3,595	2,405	3,627	4,295	3,517
Shareholders' equity	16,713	17,121	16,274	16,468	16,892

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Return on average assets* (1)	1.32%	0.98%	1.02%	1.26%	1.52%
Return on average common shareholders' equity*	12.74%	8.92%	9.95%	12.45%	14.65%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	20.75%	14.31%	16.57%	20.58%	23.82%
Return on average tangible common shareholders’ equity excluding AOCI (non-GAAP)* (2)	15.02%	10.81%	11.45%	14.58%	18.14%
Efficiency ratio	57.6%	64.3%	65.0%	58.5%	56.4%
Adjusted efficiency ratio (non-GAAP) (2)	57.6%	60.6%	56.9%	58.2%	56.4%
Dividend payout ratio (3)	46.1%	64.2%	60.5%	48.5%	33.7%
Common book value per share	$16.94	$16.76	$17.07	$15.38	$15.95
Tangible common book value per share (non-GAAP) (2)	$10.61	$10.42	$10.77	$9.16	$9.72
Total shareholders' equity to total assets	11.14%	11.00%	11.45%	10.48%	10.69%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	6.55%	6.42%	6.79%	5.82%	6.09%
Common equity (4)	$13,093	$12,913	$12,976	$13,056	$12,786
Total risk-weighted assets (4)	$125,725	$125,167	$126,475	$126,900	$126,947
Common equity Tier 1 ratio (4)	10.4%	10.3%	10.3%	10.3%	10.1%
Tier 1 capital ratio (4)	11.7%	11.6%	11.6%	11.6%	11.4%
Total risk-based capital ratio (4)	13.6%	13.6%	13.4%	13.4%	13.1%
Leverage ratio (4)	9.8%	9.8%	9.7%	9.7%	9.5%
Effective tax rate	19.8%	20.7%	17.0%	20.9%	20.2%
Allowance for credit losses as a percentage of loans, net of unearned income	1.78%	1.79%	1.73%	1.70%	1.65%
Allowance for credit losses to non-performing loans, excluding loans held for sale	204%	191%	211%	261%	332%
Net interest margin (FTE)*	3.51%	3.55%	3.60%	3.73%	4.04%
Loans, net of unearned income, to total deposits	77.0%	75.1%	77.0%	78.4%	78.1%
Net charge-offs as a percentage of average loans*	0.42%	0.50%	0.54%	0.40%	0.33%
Adjusted net charge-offs as a percentage of average loans (non-GAAP) * (2)	0.42%	0.50%	0.39%	0.40%	0.33%
Non-performing loans, excluding loans held for sale, as a percentage of loans	0.87%	0.94%	0.82%	0.65%	0.50%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale	0.88%	0.95%	0.84%	0.67%	0.51%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale (5)	1.06%	1.10%	1.01%	0.81%	0.64%
Associate headcount—full-time equivalent	19,595	19,641	20,101	20,257	20,349
ATMs	2,022	2,019	2,023	2,022	2,025
Branch Statistics
Full service	1,236	1,236	1,242	1,243	1,245
Drive-through/transaction service only	26	27	29	29	31
Total branch outlets	1,262	1,263	1,271	1,272	1,276

*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures that begin on pages 12, 16, 18 and 19.
(3)Dividend payout ratio reflects dividends declared within the applicable period.
(4)Current quarter Common equity as well as Total risk-weighted assets, Common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(5)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 21 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Consolidated Balance Sheets

	As of
($ amounts in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Assets:
Cash and due from banks	$2,955	$2,527	$2,635	$1,554	$2,480
Interest-bearing deposits in other banks	5,524	8,723	4,166	7,462	7,406
Debt securities held to maturity	733	743	754	763	777
Debt securities available for sale	28,537	27,881	28,104	26,228	27,296
Loans held for sale	552	417	400	459	554
Loans, net of unearned income	97,508	96,862	98,379	98,942	99,191
Allowance for loan losses	(1,621)	(1,617)	(1,576)	(1,547)	(1,513)
Net loans	95,887	95,245	96,803	97,395	97,678
Other earning assets	1,844	1,478	1,417	1,552	1,563
Premises and equipment, net	1,630	1,635	1,642	1,616	1,622
Interest receivable	608	588	614	625	575
Goodwill	5,733	5,733	5,733	5,733	5,733
Residential mortgage servicing rights at fair value (MSRs)	1,020	1,026	906	932	801
Other identifiable intangible assets, net	187	196	205	216	226
Other assets	8,842	8,717	8,815	9,089	8,945
Total assets	$154,052	$154,909	$152,194	$153,624	$155,656
Liabilities and Equity:
Deposits:
Non-interest-bearing	$40,927	$41,824	$42,368	$44,640	$46,898
Interest-bearing	85,689	87,158	85,420	81,559	80,061
Total deposits	126,616	128,982	127,788	126,199	126,959
Borrowed funds:
Short-term borrowings	513	1,000	—	2,000	3,000
Long-term borrowings	5,083	3,327	2,330	4,290	4,293
Other liabilities	4,638	4,522	4,583	5,010	4,743
Total liabilities	136,850	137,831	134,701	137,499	138,995
Equity:
Preferred stock, non-cumulative perpetual	1,659	1,659	1,659	1,659	1,659
Common stock	10	10	10	10	10
Additional paid-in capital	11,575	11,666	11,757	11,996	11,979
Retained earnings	8,561	8,304	8,186	8,042	7,802
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income (loss), net	(3,265)	(3,224)	(2,812)	(4,236)	(3,440)
Total shareholders’ equity	17,169	17,044	17,429	16,100	16,639
Noncontrolling interest	33	34	64	25	22
Total equity	17,202	17,078	17,493	16,125	16,661
Total liabilities and equity	$154,052	$154,909	$152,194	$153,624	$155,656

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
End of Period Loans

	As of
						6/30/2024		6/30/2024
($ amounts in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	vs. 3/31/2024		vs. 6/30/2023
Commercial and industrial	$50,222	$49,701	$50,865	$51,604	$52,300	$521	1.0%	$(2,078)	(4.0)%
Commercial real estate mortgage—owner-occupied	4,781	4,788	4,887	4,833	4,797	(7)	(0.1)%	(16)	(0.3)%
Commercial real estate construction—owner-occupied	370	306	281	270	292	64	20.9%	78	26.7%
Total commercial	55,373	54,795	56,033	56,707	57,389	578	1.1%	(2,016)	(3.5)%
Commercial investor real estate mortgage	6,536	6,422	6,605	6,436	6,500	114	1.8%	36	0.6%
Commercial investor real estate construction	2,301	2,341	2,245	2,301	2,132	(40)	(1.7)%	169	7.9%
Total investor real estate	8,837	8,763	8,850	8,737	8,632	74	0.8%	205	2.4%
Total business	64,210	63,558	64,883	65,444	66,021	652	1.0%	(1,811)	(2.7)%
Residential first mortgage	20,206	20,199	20,207	20,059	19,755	7	—%	451	2.3%
Home equity—lines of credit (1)	3,142	3,155	3,221	3,240	3,313	(13)	(0.4)%	(171)	(5.2)%
Home equity—closed-end (2)	2,410	2,415	2,439	2,428	2,425	(5)	(0.2)%	(15)	(0.6)%
Consumer credit card	1,349	1,314	1,341	1,261	1,231	35	2.7%	118	9.6%
Other consumer—exit portfolios (3)	17	28	43	356	416	(11)	(39.3)%	(399)	(95.9)%
Other consumer	6,174	6,193	6,245	6,154	6,030	(19)	(0.3)%	144	2.4%
Total consumer	33,298	33,304	33,496	33,498	33,170	(6)	—%	128	0.4%
Total Loans	$97,508	$96,862	$98,379	$98,942	$99,191	$646	0.7%	$(1,683)	(1.7)%
______
NM - Not meaningful.
(1)     The balance of Regions' home equity lines of credit consists of $1,498 million of first lien and $1,644 million of second lien at 6/30/2024.
(2)    The balance of Regions' closed-end home equity loans consists of $1,973 million of first lien and $437 million of second lien at 6/30/2024.
(3)    Subsequent to the GreenSky loan sale in the fourth quarter of 2023, the exit portfolio consists primarily of indirect auto loans.

	As of
End of Period Loans by Percentage(1)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Commercial and industrial	51.5%	51.3%	51.7%	52.2%	52.7%
Commercial real estate mortgage—owner-occupied	4.9%	4.9%	5.0%	5.0%	4.9%
Commercial real estate construction—owner-occupied	0.4%	0.3%	0.3%	0.3%	0.3%
Total commercial	56.8%	56.6%	57.0%	57.5%	57.9%
Commercial investor real estate mortgage	6.7%	6.6%	6.7%	6.5%	6.6%
Commercial investor real estate construction	2.4%	2.4%	2.3%	2.3%	2.1%
Total investor real estate	9.1%	9.0%	9.0%	8.8%	8.7%
Total business	65.9%	65.6%	66.0%	66.3%	66.6%
Residential first mortgage	20.7%	20.9%	20.5%	20.3%	19.9%
Home equity—lines of credit	3.2%	3.3%	3.3%	3.3%	3.3%
Home equity—closed-end	2.5%	2.5%	2.5%	2.5%	2.4%
Consumer credit card	1.4%	1.4%	1.4%	1.3%	1.2%
Other consumer—exit portfolios	—%	—%	—%	0.4%	0.4%
Other consumer	6.3%	6.4%	6.3%	5.9%	6.2%
Total consumer	34.1%	34.4%	34.0%	33.7%	33.4%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	2Q24	1Q24	4Q23	3Q23	2Q23	2Q24 vs. 1Q24		2Q24 vs. 2Q23
Commercial and industrial	$50,046	$50,090	$50,939	$51,721	$52,039	$(44)	(0.1)%	$(1,993)	(3.8)%
Commercial real estate mortgage—owner-occupied	4,765	4,833	4,864	4,824	4,905	(68)	(1.4)%	(140)	(2.9)%
Commercial real estate construction—owner-occupied	350	298	272	276	292	52	17.4%	58	19.9%
Total commercial	55,161	55,221	56,075	56,821	57,236	(60)	(0.1)%	(2,075)	(3.6)%
Commercial investor real estate mortgage	6,610	6,558	6,574	6,333	6,459	52	0.8%	151	2.3%
Commercial investor real estate construction	2,229	2,275	2,198	2,284	2,023	(46)	(2.0)%	206	10.2%
Total investor real estate	8,839	8,833	8,772	8,617	8,482	6	0.1%	357	4.2%
Total business	64,000	64,054	64,847	65,438	65,718	(54)	(0.1)%	(1,718)	(2.6)%
Residential first mortgage	20,191	20,188	20,132	19,914	19,427	3	—%	764	3.9%
Home equity—lines of credit	3,145	3,182	3,231	3,270	3,354	(37)	(1.2)%	(209)	(6.2)%
Home equity—closed-end	2,412	2,423	2,432	2,418	2,431	(11)	(0.5)%	(19)	(0.8)%
Consumer credit card	1,331	1,315	1,295	1,245	1,217	16	1.2%	114	9.4%
Other consumer—exit portfolios (1)	22	35	110	384	450	(13)	(37.1)%	(428)	(95.1)%
Other consumer	6,180	6,223	6,246	6,116	5,984	(43)	(0.7)%	196	3.3%
Total consumer	33,281	33,366	33,446	33,347	32,863	(85)	(0.3)%	418	1.3%
Total Loans	$97,281	$97,420	$98,293	$98,785	$98,581	$(139)	(0.1)%	$(1,300)	(1.3)%

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2024	2023	2024 vs. 2023
Commercial and industrial	$50,068	$51,601	$(1,533)	(3.0)%
Commercial real estate mortgage—owner-occupied	4,799	4,959	(160)	(3.2)%
Commercial real estate construction—owner-occupied	324	292	32	11.0%
Total commercial	55,191	56,852	(1,661)	(2.9)%
Commercial investor real estate mortgage	6,584	6,452	132	2.0%
Commercial investor real estate construction	2,252	1,991	261	13.1%
Total investor real estate	8,836	8,443	393	4.7%
Total business	64,027	65,295	(1,268)	(1.9)%
Residential first mortgage	20,190	19,193	997	5.2%
Home equity—lines of credit	3,163	3,407	(244)	(7.2)%
Home equity—closed-end	2,418	2,446	(28)	(1.1)%
Consumer credit card	1,323	1,216	107	8.8%
Other consumer—exit portfolios (1)	29	488	(459)	(94.1)%
Other consumer	6,201	5,888	313	5.3%
Total consumer	33,324	32,638	686	2.1%
Total Loans	$97,351	$97,933	$(582)	(0.6)%
_____
NM - Not meaningful.
(1)Subsequent to the GreenSky loan sale in the fourth quarter of 2023, the exit portfolio consists primarily of indirect auto loans.

.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
End of Period Deposits

	As of
						6/30/2024		6/30/2024
($ amounts in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	vs. 3/31/2024		vs. 6/30/2023
Interest-free deposits	$40,927	$41,824	$42,368	$44,640	$46,898	$(897)	(2.1)%	$(5,971)	(12.7)%
Interest-bearing checking	23,631	24,668	24,480	22,428	22,892	(1,037)	(4.2)%	739	3.2%
Savings	12,386	12,786	12,604	13,292	14,217	(400)	(3.1)%	(1,831)	(12.9)%
Money market—domestic	34,438	34,251	33,364	32,646	32,230	187	0.5%	2,208	6.9%
Time deposits	15,234	15,453	14,972	13,193	10,722	(219)	(1.4)%	4,512	42.1%
Total Deposits	$126,616	$128,982	$127,788	$126,199	$126,959	$(2,366)	(1.8)%	$(343)	(0.3)%

	As of
						6/30/2024		6/30/2024
($ amounts in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	vs. 3/31/2024		vs. 6/30/2023
Consumer Bank Segment	$80,126	$81,129	$80,031	$80,980	$81,554	$(1,003)	(1.2)%	$(1,428)	(1.8)%
Corporate Bank Segment	36,529	37,043	36,883	34,650	35,332	(514)	(1.4)%	1,197	3.4%
Wealth Management Segment	7,383	7,792	7,694	7,791	7,176	(409)	(5.2)%	207	2.9%
Other (1)(2)	2,578	3,018	3,180	2,778	2,897	(440)	(14.6)%	(319)	(11.0)%
Total Deposits	$126,616	$128,982	$127,788	$126,199	$126,959	$(2,366)	(1.8)%	$(343)	(0.3)%

	As of
						6/30/2024		6/30/2024
($ amounts in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	vs. 3/31/2024		vs. 6/30/2023
Wealth Management - Private Wealth	$6,430	$6,664	$6,719	$6,706	$6,552	$(234)	(3.5)%	$(122)	(1.9)%
Wealth Management - Institutional Services	953	1,128	975	1,085	624	(175)	(15.5)%	329	52.7%
Total Wealth Management Segment Deposits	$7,383	$7,792	$7,694	$7,791	$7,176	$(409)	(5.2)%	$207	2.9%

	As of
End of Period Deposits by Percentage	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Interest-free deposits	32.3%	32.4%	33.2%	35.4%	36.9%
Interest-bearing checking	18.7%	19.1%	19.2%	17.8%	18.0%
Savings	9.8%	9.9%	9.9%	10.5%	11.2%
Money market—domestic	27.2%	26.6%	26.1%	25.9%	25.4%
Time deposits	12.0%	12.0%	11.6%	10.4%	8.5%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and included additional wholesale funding arrangements in the second quarter of 2023.
(2)Includes brokered deposits totaling $1.8 billion at 6/30/2024, $2.3 billion at 3/31/2024, $2.4 billion at 12/31/2023, $1.9 billion at 9/30/2023 and $2.0 billion at 6/30/2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	2Q24	1Q24	4Q23	3Q23	2Q23	2Q24 vs. 1Q24		2Q24 vs. 2Q23
Interest-free deposits	$40,516	$40,926	$43,167	$44,748	$47,178	$(410)	(1.0)%	$(6,662)	(14.1)%
Interest-bearing checking	24,026	24,682	23,128	22,499	22,979	(656)	(2.7)%	1,047	4.6%
Savings	12,536	12,594	12,858	13,715	14,701	(58)	(0.5)%	(2,165)	(14.7)%
Money market—domestic	34,368	33,646	33,216	32,146	31,567	722	2.1%	2,801	8.9%
Time deposits	15,455	15,278	14,045	12,112	9,114	177	1.2%	6,341	69.6%
Total Deposits	$126,901	$127,126	$126,414	$125,220	$125,539	$(225)	(0.2)%	1,362	1.1%

	Average Balances
($ amounts in millions)	2Q24	1Q24	4Q23	3Q23	2Q23	2Q24 vs. 1Q24		2Q24 vs. 2Q23
Consumer Bank Segment	$79,809	$79,150	$79,384	$80,036	$80,999	$659	0.8%	$(1,190)	(1.5)%
Corporate Bank Segment	36,669	37,064	36,291	34,924	34,860	(395)	(1.1)%	1,809	5.2%
Wealth Management Segment	7,534	7,766	7,690	7,451	7,470	(232)	(3.0)%	64	0.9%
Other (1)	2,889	3,146	3,049	2,809	2,210	(257)	(8.2)%	679	30.7%
Total Deposits	$126,901	$127,126	$126,414	$125,220	$125,539	$(225)	(0.2)%	$1,362	1.1%

	Average Balances
($ amounts in millions)	2Q24	1Q24	4Q23	3Q23	2Q23	2Q24 vs. 1Q24		2Q24 vs. 2Q23
Wealth Management - Private Wealth	$6,577	$6,720	$6,677	$6,701	$6,855	$(143)	(2.1)%	$(278)	(4.1)%
Wealth Management - Institutional Services	957	1,046	1,013	750	615	(89)	(8.5)%	342	55.6%
Total Wealth Management Segment Deposits	$7,534	$7,766	$7,690	$7,451	$7,470	$(232)	(3.0)%	$64	0.9%

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2024	2023	2024 vs. 2023
Interest-free deposits	$40,721	$48,378	$(7,657)	(15.8)%
Interest-bearing checking	24,354	23,833	521	2.2%
Savings	12,565	15,058	(2,493)	(16.6)%
Money market—domestic	34,008	32,042	1,966	6.1%
Time deposits	15,366	7,970	7,396	92.8%
Total Deposits	$127,014	$127,281	$(267)	(0.2)%

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2024	2023	2024 vs. 2023
Consumer Bank Segment	$79,479	$81,596	$(2,117)	(2.6)%
Corporate Bank Segment	36,867	35,563	1,304	3.7%
Wealth Management Segment	7,650	7,964	(314)	(3.9)%
Other (1)	3,018	2,158	860	39.9%
Total Deposits	$127,014	$127,281	$(267)	(0.2)%

	Average Balances
	Six Months Ended June 30
($ amounts in millions)	2024	2023	2024 vs. 2023
Wealth Management - Private Wealth	$6,648	$7,318	$(670)	(9.2)%
Wealth Management - Institutional Services	1,002	646	356	55.1%
Total Wealth Management Segment Deposits	$7,650	$7,964	$(314)	(3.9)%
________
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and included additional wholesale funding arrangements in the second quarter of 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Consolidated Statements of Income

	Quarter Ended
($ amounts in millions, except per share data)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Interest income on:
Loans, including fees	$1,432	$1,421	$1,457	$1,462	$1,454
Debt securities	219	209	192	185	185
Loans held for sale	9	8	9	14	10
Other earning assets	102	86	93	105	90
Total interest income	1,762	1,724	1,751	1,766	1,739
Interest expense on:
Deposits	502	495	449	367	260
Short-term borrowings	13	1	10	39	42
Long-term borrowings	61	44	61	69	56
Total interest expense	576	540	520	475	358
Net interest income	1,186	1,184	1,231	1,291	1,381
Provision for credit losses	102	152	155	145	118
Net interest income after provision for credit losses	1,084	1,032	1,076	1,146	1,263
Non-interest income:
Service charges on deposit accounts	151	148	143	142	152
Card and ATM fees	120	116	127	126	130
Wealth management income	122	119	117	112	110
Capital markets income	68	91	48	64	68
Mortgage income	34	41	31	28	26
Securities gains (losses), net	(50)	(50)	(2)	(1)	—
Other	100	98	116	95	90
Total non-interest income	545	563	580	566	576
Non-interest expense:
Salaries and employee benefits	609	658	608	589	603
Equipment and software expense	100	101	102	107	101
Net occupancy expense	68	74	71	72	73
Other	227	298	404	325	334
Total non-interest expense	1,004	1,131	1,185	1,093	1,111
Income before income taxes	625	464	471	619	728
Income tax expense	124	96	80	129	147
Net income	$501	$368	$391	$490	$581
Net income available to common shareholders	$477	$343	$367	$465	$556
Weighted-average shares outstanding—during quarter:
Basic	917	921	931	939	939
Diluted	918	923	931	940	939
Actual shares outstanding—end of quarter	915	918	924	939	939
Earnings per common share: (1)
Basic	$0.52	$0.37	$0.39	$0.49	$0.59
Diluted	$0.52	$0.37	$0.39	$0.49	$0.59
Taxable-equivalent net interest income	$1,198	$1,197	$1,244	$1,304	$1,393
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Consolidated Statements of Income (continued) (unaudited)

	Six Months Ended June 30
($ amounts in millions, except per share data)	2024	2023
Interest income on:
Loans, including fees	$2,853	$2,814
Debt securities	428	372
Loans held for sale	17	17
Other earning assets	188	177
Total interest income	3,486	3,380
Interest expense on:
Deposits	997	439
Short-term borrowings	14	47
Long-term borrowings	105	96
Total interest expense	1,116	582
Net interest income	2,370	2,798
Provision for credit losses	254	253
Net interest income after provision for credit losses	2,116	2,545
Non-interest income:
Service charges on deposit accounts	299	307
Card and ATM fees	236	251
Wealth management income	241	222
Capital markets income	159	110
Mortgage income	75	50
Securities gains (losses), net	(100)	(2)
Other	198	172
Total non-interest income	1,108	1,110
Non-interest expense:
Salaries and employee benefits	1,267	1,219
Equipment and software expense	201	203
Net occupancy expense	142	146
Other	525	570
Total non-interest expense	2,135	2,138
Income before income taxes	1,089	1,517
Income tax expense	220	324
Net income	$869	$1,193
Net income available to common shareholders	$820	$1,144
Weighted-average shares outstanding—during year:
Basic	919	938
Diluted	920	941
Actual shares outstanding—end of period	915	939
Earnings per common share:
Basic	$0.89	$1.22
Diluted	$0.89	$1.22
Taxable-equivalent net interest income	$2,395	$2,823

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	6/30/2024			3/31/2024
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	5.44%	$1	$—	5.44%
Debt securities (2)(3)	31,649	219	2.77	31,494	209	2.66
Loans held for sale	531	9	6.85	499	8	6.40
Loans, net of unearned income:
Commercial and industrial (4)	50,046	756	6.04	50,090	750	5.99
Commercial real estate mortgage—owner-occupied (5)	4,765	56	4.59	4,833	56	4.58
Commercial real estate construction—owner-occupied	350	6	6.52	298	4	5.79
Commercial investor real estate mortgage	6,610	119	7.11	6,558	117	7.05
Commercial investor real estate construction	2,229	45	7.96	2,275	46	7.97
Residential first mortgage	20,191	191	3.79	20,188	191	3.79
Home equity	5,557	95	6.87	5,605	95	6.77
Consumer credit card	1,331	48	14.62	1,315	50	15.21
Other consumer—exit portfolios	22	—	1.58	35	—	1.67
Other consumer	6,180	128	8.33	6,223	125	8.08
Total loans, net of unearned income	97,281	1,444	5.93	97,420	1,434	5.88
Interest-bearing deposits in other banks	6,158	86	5.65	4,754	68	5.69
Other earning assets	1,447	16	4.43	1,339	18	5.49
Total earning assets	137,067	1,774	5.17	135,507	1,737	5.12
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,267)			(3,042)
Allowance for loan losses	(1,619)			(1,596)
Cash and due from banks	2,678			2,581
Other non-earning assets	18,008			17,994
	$152,867			$151,444
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,536	4	0.13	$12,594	4	0.13
Interest-bearing checking	24,026	99	1.68	24,682	106	1.72
Money market	34,368	239	2.79	33,646	227	2.72
Time deposits	15,455	160	4.16	15,278	158	4.16
Total interest-bearing deposits (6)	86,385	502	2.34	86,200	495	2.31
Federal funds purchased and securities sold under agreements to repurchase	8	—	5.45	8	—	5.40
Short-term borrowings	962	13	5.49	77	1	5.56
Long-term borrowings	3,595	61	6.73	2,405	44	7.26
Total interest-bearing liabilities	90,950	576	2.55	88,690	540	2.45
Non-interest-bearing deposits (6)	40,516	—	—	40,926	—	—
Total funding sources	131,466	576	1.76	129,616	540	1.67
Net interest spread (2)			2.62			2.68
Other liabilities	4,655			4,663
Shareholders’ equity	16,713			17,121
Noncontrolling interest	33			44
	$152,867			$151,444
Net interest income/margin FTE basis (2)		$1,198	3.51%		$1,197	3.55%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging income of $2 million for both quarters ended June 30, 2024 and March 31, 2024.
(4) Interest income includes hedging expense of $103 million for the quarter ended June 30, 2024 and $104 million for the quarter ended March 31, 2024.
(5) Interest income includes hedging expense of $13 million for both quarters ended June 30, 2024 and March 31, 2024.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 1.59% for the quarter ended June 30, 2024 and 1.56% for the quarter ended March 31, 2024.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	12/31/2023			9/30/2023			6/30/2023
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	5.44%	$1	$—	5.32%	$1	$—	5.02%
Debt securities (2)(3)	31,144	192	2.47	31,106	185	2.38	31,588	185	2.35
Loans held for sale	459	9	8.15	910	14	5.99	539	10	7.11
Loans, net of unearned income:
Commercial and industrial (4)	50,939	784	6.08	51,721	804	6.14	52,039	820	6.29
Commercial real estate mortgage—owner-occupied (5)	4,864	58	4.68	4,824	58	4.72	4,905	64	5.13
Commercial real estate construction—owner-occupied	272	4	5.77	276	4	5.74	292	4	5.73
Commercial investor real estate mortgage	6,574	119	7.09	6,333	113	6.95	6,459	110	6.74
Commercial investor real estate construction	2,198	45	7.97	2,284	46	7.84	2,023	38	7.55
Residential first mortgage	20,132	187	3.72	19,914	179	3.59	19,427	169	3.48
Home equity	5,663	96	6.82	5,688	94	6.63	5,785	90	6.22
Consumer credit card	1,295	50	15.29	1,245	48	15.57	1,217	46	15.10
Other consumer—exit portfolios	110	1	1.09	384	6	6.35	450	7	6.31
Other consumer	6,246	126	7.95	6,116	123	7.93	5,984	118	7.91
Total loans, net of unearned income	98,293	1,470	5.92	98,785	1,475	5.91	98,581	1,466	5.94
Interest-bearing deposits in other banks	5,753	80	5.56	6,374	90	5.56	6,111	79	5.21
Other earning assets	1,336	13	3.66	1,465	15	4.09	1,411	11	3.05
Total earning assets	136,986	1,764	5.10	138,641	1,779	5.08	138,231	1,751	5.06
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,788)			(3,626)			(3,064)
Allowance for loan losses	(1,540)			(1,526)			(1,497)
Cash and due from banks	2,242			2,165			2,320
Other non-earning assets	17,838			17,830			17,784
	$151,738			$153,484			$153,774
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,858	3	0.11	$13,715	4	0.12	$14,701	5	0.12
Interest-bearing checking	23,128	91	1.56	22,499	74	1.31	22,979	63	1.09
Money market	33,216	215	2.57	32,146	179	2.20	31,567	130	1.66
Time deposits	14,045	140	3.95	12,112	110	3.59	9,114	62	2.74
Total interest-bearing deposits (6)	83,247	449	2.14	80,472	367	1.81	78,361	260	1.33
Federal funds purchased and securities sold under agreements to repurchase	27	1	5.51	8	—	5.46	17	—	5.23
Short-term borrowings	652	9	5.58	2,794	39	5.48	3,242	42	5.06
Long-term borrowings	3,627	61	6.57	4,295	69	6.31	3,517	56	6.42
Total interest-bearing liabilities	87,553	520	2.36	87,569	475	2.15	85,137	358	1.69
Non-interest-bearing deposits (6)	43,167	—	—	44,748	—	—	47,178	—	—
Total funding sources	130,720	520	1.58	132,317	475	1.42	132,315	358	1.08
Net interest spread (2)			2.75			2.93			3.37
Other liabilities	4,717			4,677			4,548
Shareholders’ equity	16,274			16,468			16,892
Noncontrolling interest	27			22			19
	$151,738			$153,484			$153,774
Net interest income/margin FTE basis (2)		$1,244	3.60%		$1,304	3.73%		$1,393	4.04%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3)    Interest income includes hedge expense of $1 million for the quarter ended December 31, 2023.
(4) Interest income includes hedging expense of $95 million for the quarter ended December 31, 2023, $73 million for the quarter ended September 30, 2023, and $29 million for the quarter ended June 30, 2023.
(5) Interest income includes hedging expense of $12 million for the quarter ended December 31, 2023, $9 million for the quarter ended September 30, 2023, and $3 million for the quarter ended June 30, 2023.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 1.41% for the quarter ended December 31, 2023, 1.16% for the quarter ended September 30, 2023 and 0.83% for the quarter ended June 30, 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.

	Quarter Ended
($ amounts in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	2Q24 vs. 1Q24		2Q24 vs. 2Q23
Net income available to common shareholders (GAAP)	$477	$343	$367	$465	$556	$134	39.1%	$(79)	(14.2)%
Preferred dividends (GAAP)	24	25	24	25	25	(1)	(4.0)%	(1)	(4.0)%
Income tax expense (GAAP)	124	96	80	129	147	28	29.2%	(23)	(15.6)%
Income before income taxes (GAAP)	625	464	471	619	728	161	34.7%	(103)	(14.1)%
Provision for credit losses (GAAP)	102	152	155	145	118	(50)	(32.9)%	(16)	(13.6)%
Pre-tax pre-provision income (non-GAAP)	727	616	626	764	846	111	18.0%	(119)	(14.1)%
Other adjustments:
Securities (gains) losses, net	50	50	2	1	—	—	—%	50	NM
Leveraged lease termination gains, net	—	—	(1)	—	—	—	NM	—	NM
FDIC insurance special assessment	4	18	119	—	—	(14)	(77.8)%	4	NM
Salaries and employee benefits—severance charges	4	13	28	3	—	(9)	(69.2)%	4	NM
Branch consolidation, property and equipment charges	1	1	3	1	1	—	—%	—	—%
Early extinguishment of debt	—	—	(4)	—	—	—	NM	—	NM
Other miscellaneous expenses (1)	(37)	—	—	—	—	(37)	NM	(37)	NM
Professional, legal and regulatory expenses	—	2	1	—	—	(2)	(100.0)%	—	NM
Total other adjustments	22	84	148	5	1	(62)	(73.8)%	21	NM
Adjusted pre-tax pre-provision income (non-GAAP)	$749	$700	$774	$769	$847	$49	7.0%	$(98)	(11.6)%

______
NM - Not meaningful
(1) In the second quarter of 2024, the Company had a contingent reserve release related to a previous acquisition.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	2Q24 vs. 1Q24		2Q24 vs. 2Q23
Service charges on deposit accounts	$151	$148	$143	$142	$152	$3	2.0%	$(1)	(0.7)%
Card and ATM fees	120	116	127	126	130	4	3.4%	(10)	(7.7)%
Wealth management income	122	119	117	112	110	3	2.5%	12	10.9%
Capital markets income (1)	68	91	48	64	68	(23)	(25.3)%	—	—%
Mortgage income	34	41	31	28	26	(7)	(17.1)%	8	30.8%
Commercial credit fee income	28	27	27	24	28	1	3.7%	—	—%
Bank-owned life insurance	30	23	22	20	19	7	30.4%	11	57.9%
Market value adjustments on employee benefit assets (2)	2	15	12	4	—	(13)	(86.7)%	2	NM
Securities gains (losses), net	(50)	(50)	(2)	(1)	—	—	—%	(50)	NM
Other miscellaneous income	40	33	55	47	43	7	21.2%	(3)	(7.0)%
Total non-interest income	$545	$563	$580	$566	$576	$(18)	(3.2)%	$(31)	(5.4)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	2Q24 vs. 1Q24		2Q24 vs. 2Q23
Production and sales	$16	$24	$9	$10	$18	$(8)	(33.3)%	$(2)	(11.1)%
Loan servicing	46	44	46	42	39	2	4.5%	7	17.9%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	13	19	(24)	45	8	(6)	(31.6)%	5	62.5%
MSRs hedge gain (loss)	(10)	(17)	29	(41)	(12)	7	41.2%	2	16.7%
MSRs change due to payment decay	(31)	(29)	(29)	(28)	(27)	(2)	(6.9)%	(4)	(14.8)%
MSR and related hedge impact	(28)	(27)	(24)	(24)	(31)	(1)	(3.7)%	3	9.7%
Total mortgage income	$34	$41	$31	$28	$26	$(7)	(17.1)%	$8	30.8%

Mortgage production - portfolio	$528	$354	$475	$762	$970	$174	49.2%	$(442)	(45.6)%
Mortgage production - agency/secondary market	514	399	349	408	450	115	28.8%	64	14.2%
Total mortgage production	$1,042	$753	$824	$1,170	$1,420	$289	38.4%	$(378)	(26.6)%

Mortgage production - purchased	90.7%	90.0%	90.8%	90.7%	91.3%
Mortgage production - refinanced	9.3%	10.0%	9.2%	9.3%	8.7%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	2Q24 vs. 1Q24		2Q24 vs. 2Q23
Investment management and trust fee income	$83	$81	$81	$79	$77	$2	2.5%	$6	7.8%
Investment services fee income	39	38	36	33	33	1	2.6%	6	18.2%
Total wealth management income (3)	$122	$119	$117	$112	$110	$3	2.5%	$12	10.9%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	2Q24 vs. 1Q24		2Q24 vs. 2Q23
Capital markets income	$68	$91	$48	$64	$68	$(23)	(25.3)%	$—	—%
Less: Valuation adjustments on customer derivatives (4)	(2)	(2)	(5)	(3)	(9)	—	—%	7	77.8%
Capital markets income excluding valuation adjustments	$70	$93	$53	$67	$77	$(23)	(24.7)%	$(7)	(9.1)%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(4)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Non-Interest Income

($ amounts in millions)	Six Months Ended		Year-to-Date Change 6/30/2024 vs. 6/30/2023
	6/30/2024	6/30/2023	Amount	Percent
Service charges on deposit accounts	$299	$307	$(8)	(2.6)%
Card and ATM fees	236	251	(15)	(6.0)%
Wealth management income	241	222	19	8.6%
Capital markets income (1)	159	110	49	44.5%
Mortgage income	75	50	25	50.0%
Commercial credit fee income	55	54	1	1.9%
Bank-owned life insurance	53	36	17	47.2%
Market value adjustments on employee benefit assets (2)	17	(1)	18	NM
Securities gains (losses), net	(100)	(2)	(98)	NM
Other miscellaneous income	73	83	(10)	(12.0)%
Total non-interest income	$1,108	$1,110	$(2)	(0.2)%
Mortgage Income

	Six Months Ended		Year-to-Date Change 6/30/2024 vs. 6/30/2023
($ amounts in millions)	6/30/2024	6/30/2023	Amount	Percent
Production and sales	$40	$31	$9	29.0%
Loan servicing	90	77	13	16.9%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	32	(4)	36	NM
MSRs hedge gain (loss)	(27)	(3)	(24)	NM
MSRs change due to payment decay	(60)	(51)	(9)	(17.6)%
MSR and related hedge impact	(55)	(58)	3	5.2%
Total mortgage income	$75	$50	$25	50.0%

Mortgage production - portfolio	$882	$1,550	$(668)	(43.1)%
Mortgage production - agency/secondary market	913	752	161	21.4%
Total mortgage production	$1,795	$2,302	$(507)	(22.0)%

Mortgage production - purchased	90.4%	90.1%
Mortgage production - refinanced	9.6%	9.9%
Wealth Management Income

	Six Months Ended		Year-to-Date Change 6/30/2024 vs. 6/30/2023
($ amounts in millions)	6/30/2024	6/30/2023	Amount	Percent
Investment management and trust fee income	$164	$153	$11	7.2%
Investment services fee income	77	69	8	11.6%
Total wealth management income (3)	$241	$222	$19	8.6%
Capital Markets Income

	Six Months Ended		Year-to-Date Change 6/30/2024 vs. 6/30/2023
($ amounts in millions)	6/30/2024	6/30/2023	Amount	Percent
Capital markets income	$159	$110	$49	44.5%
Less: Valuation adjustments on customer derivatives (4)	(4)	(42)	38	90.5%
Capital markets income excluding valuation adjustments	$163	$152	$11	7.2%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(4)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	2Q24 vs. 1Q24		2Q24 vs. 2Q23
Salaries and employee benefits	$609	$658	$608	$589	$603	$(49)	(7.4)%	$6	1.0%
Equipment and software expense	100	101	102	107	101	(1)	(1.0)%	(1)	(1.0)%
Net occupancy expense	68	74	71	72	73	(6)	(8.1)%	(5)	(6.8)%
Outside services	40	39	43	39	42	1	2.6%	(2)	(4.8)%
Marketing	27	27	31	26	26	—	—%	1	3.8%
Professional, legal and regulatory expenses	25	28	19	27	20	(3)	(10.7)%	5	25.0%
Credit/checkcard expenses	15	14	15	16	15	1	7.1%	—	—%
FDIC insurance assessments (1)	29	43	147	27	29	(14)	(32.6)%	—	—%
Visa class B shares expense	5	4	6	5	9	1	25.0%	(4)	(44.4)%
Early extinguishment of debt	—	—	(4)	—	—	—	NM	—	NM
Operational losses (2)	18	42	29	75	95	(24)	(57.1)%	(77)	(81.1)%
Branch consolidation, property and equipment charges	1	1	3	1	1	—	—%	—	—%
Other miscellaneous expenses	67	100	115	109	97	(33)	(33.0)%	(30)	(30.9)%
Total non-interest expense	$1,004	$1,131	$1,185	$1,093	$1,111	$(127)	(11.2)%	$(107)	(9.6)%

	Six Months Ended		Year-to-Date Change 6/30/2024 vs. 6/30/2023
($ amounts in millions)	6/30/2024	6/30/2023	Amount	Percent
Salaries and employee benefits	$1,267	$1,219	$48	3.9%
Equipment and software expense	201	203	(2)	(1.0)%
Net occupancy expense	142	146	(4)	(2.7)%
Outside services	79	81	(2)	(2.5)%
Marketing	54	53	1	1.9%
Professional, legal and regulatory expenses	53	39	14	35.9%
Credit/checkcard expenses	29	29	—	—%
FDIC insurance assessments (1)	72	54	18	33.3%
Visa class B shares expense	9	17	(8)	(47.1)%
Operational losses	60	108	(48)	(44.4)%
Branch consolidation, property and equipment charges	2	3	(1)	(33.3)%
Other miscellaneous expenses	167	186	(19)	(10.2)%
Total non-interest expense	$2,135	$2,138	$(3)	(0.1)%
_________
NM - Not Meaningful
(1) Includes an FDIC special assessment accrual of $4 million in the second quarter of 2024, $18 million in the first quarter of 2024 and $119 million in the fourth quarter of 2023.
(2) The incremental increase in operational losses primarily due to check-related warranty claims totaled $22 million in the first quarter of 2024. The incremental increase in operational losses primarily due to check-related warranty claims totaled $53 million in the third quarter of 2023. The incremental increase in operational losses primarily due to counterfeit checks totaled $82 million in the second quarter of 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue
The tables below present computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Also presented is a computation of the adjusted operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP).

		Quarter Ended
($ amounts in millions)		6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	2Q24 vs. 1Q24		2Q24 vs. 2Q23
Non-interest expense (GAAP)	A	$1,004	$1,131	$1,185	$1,093	$1,111	$(127)	(11.2)%	$(107)	(9.6)%
Adjustments:
FDIC insurance special assessment		(4)	(18)	(119)	—	—	14	77.8%	(4)	NM
Branch consolidation, property and equipment charges		(1)	(1)	(3)	(1)	(1)	—	—%	—	—%
Salaries and employee benefits—severance charges		(4)	(13)	(28)	(3)	—	9	69.2%	(4)	NM
Early extinguishment of debt		—	—	4	—	—	—	NM	—	NM
Professional, legal and regulatory expenses		—	(2)	(1)	—	—	2	100.0%	—	NM
Other miscellaneous expenses (1)		37	—	—	—	—	37	NM	37	NM
Adjusted non-interest expense (non-GAAP)	B	$1,032	$1,097	$1,038	$1,089	$1,110	$(65)	(5.9)%	$(78)	(7.0)%
Net interest income (GAAP)	C	$1,186	$1,184	$1,231	$1,291	$1,381	$2	0.2%	$(195)	(14.1)%
Taxable-equivalent adjustment		12	13	13	13	12	(1)	(7.7)%	—	—%
Net interest income, taxable-equivalent basis	D	$1,198	$1,197	$1,244	$1,304	$1,393	$1	0.1%	$(195)	(14.0)%
Non-interest income (GAAP)	E	$545	$563	$580	$566	$576	$(18)	(3.2)%	$(31)	(5.4)%
Adjustments:
Securities (gains) losses, net		50	50	2	1	—	—	—%	50	NM
Leveraged lease termination gains		—	—	(1)	—	—	—	NM	—	NM
Adjusted non-interest income (non-GAAP)	F	$595	$613	$581	$567	$576	$(18)	(2.9)%	$19	3.3%
Total revenue	C+E=G	$1,731	$1,747	$1,811	$1,857	$1,957	$(16)	(0.9)%	$(226)	(11.5)%
Adjusted total revenue (non-GAAP)	C+F=H	$1,781	$1,797	$1,812	$1,858	$1,957	$(16)	(0.9)%	$(176)	(9.0)%
Total revenue, taxable-equivalent basis	D+E=I	$1,743	$1,760	$1,824	$1,870	$1,969	$(17)	(1.0)%	$(226)	(11.5)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,793	$1,810	$1,825	$1,871	$1,969	$(17)	(0.9)%	$(176)	(8.9)%
Efficiency ratio (GAAP) (2)	A/I	57.6%	64.3%	65.0%	58.5%	56.4%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	57.6%	60.6%	56.9%	58.2%	56.4%
Fee income ratio (GAAP) (2)	E/I	31.3%	32.0%	31.8%	30.3%	29.3%
Adjusted fee income ratio (non-GAAP) (2)	F/J	33.2%	33.9%	31.8%	30.3%	29.3%
________
NM - Not Meaningful
(1) In the second quarter of 2024, the Company had a contingent reserve release related to a previous acquisition.
(2) Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue (continued)

		Six Months Ended June 30
($ amounts in millions)		2024	2023	2024 vs. 2023
Non-interest expense (GAAP)	A	$2,135	$2,138	$(3)	(0.1)%
Adjustments:
FDIC insurance special assessment		(22)	—	(22)	NM
Branch consolidation, property and equipment charges		(2)	(3)	1	33.3%
Salaries and employee benefits—severance charges		(17)	—	(17)	NM
Professional, legal and regulatory expenses		(2)	—	(2)	NM
Other miscellaneous expenses (1)		$37	$—	37	NM
Adjusted non-interest expense (non-GAAP)	B	$2,129	$2,135	$(6)	(0.3)%
Net interest income (GAAP)	C	$2,370	$2,798	$(428)	(15.3)%
Taxable-equivalent adjustment		25	25	—	—%
Net interest income, taxable-equivalent basis	D	$2,395	$2,823	$(428)	(15.2)%
Non-interest income (GAAP)	E	$1,108	$1,110	$(2)	(0.2)%
Adjustments:
Securities (gains) losses, net		100	2	98	NM
Leveraged lease termination gains		—	(1)	1	100.0%
Adjusted non-interest income (non-GAAP)	F	$1,208	$1,111	$97	8.7%
Total revenue	C+E= G	$3,478	$3,908	$(430)	(11.0)%
Adjusted total revenue (non-GAAP)	C+F=H	$3,578	$3,909	$(331)	(8.5)%
Total revenue, taxable-equivalent basis	D+E=I	$3,503	$3,933	$(430)	(10.9)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$3,603	$3,934	$(331)	(8.4)%
Operating leverage ratio (GAAP) (2)	I-A				(10.8)%
Adjusted operating leverage ratio (non-GAAP) (2)	J-B				(8.2)%
Efficiency ratio (GAAP) (2)	A/I	60.9%	54.4%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	59.1%	54.3%
Fee income ratio (GAAP) (2)	E/I	31.6%	28.2%
Adjusted fee income ratio (non-GAAP) (2)	F/J	33.5%	28.2%
______
NM - Not Meaningful
(1) In the second quarter of 2024, the Company had a contingent reserve release related to a previous acquisition.
(2)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures

Return Ratios

The table below provides a calculation of “return on average tangible common shareholders’ equity” (non-GAAP). Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. In calculating return on average tangible common shareholders' equity Regions makes adjustments to shareholders' equity including average intangible assets and related deferred taxes, average preferred stock and average accumulated other comprehensive income (AOCI). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY*
Net income available to common shareholders (GAAP)	A	$477	$343	$367	$465	$556
Average shareholders' equity (GAAP)		$16,713	$17,121	$16,274	$16,468	$16,892
Less:
Average intangible assets (GAAP)		5,925	5,934	5,944	5,955	5,966
Average deferred tax liability related to intangibles (GAAP)		(115)	(113)	(109)	(106)	(104)
Average preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Average tangible common shareholders' equity (non-GAAP)	B	$9,244	$9,641	$8,780	$8,960	$9,371
Less: Average AOCI, after tax		(3,525)	(3,113)	(3,925)	(3,684)	(2,936)
Average tangible common shareholders' equity excluding AOCI (non-GAAP)	C	$12,769	$12,754	$12,705	$12,644	$12,307
Return on average tangible common shareholders' equity (non-GAAP) (1)	A/B	20.75%	14.31%	16.57%	20.58%	23.82%
Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) (1)	A/C	15.02%	10.81%	11.45%	14.58%	18.14%
____
*Annualized
(1)Amounts have been calculated using whole dollar values.

Tangible Common Ratios
The following table provides a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP) and the calculations of the end of period “tangible common shareholders’ equity to tangible assets” and "tangible common book value per share" ratios (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
TANGIBLE COMMON RATIOS
Shareholders’ equity (GAAP)	A	$17,169	$17,044	$17,429	$16,100	$16,639
Less:
Preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Intangible assets (GAAP)		5,920	5,929	5,938	5,949	5,959
Deferred tax liability related to intangibles (GAAP)		(119)	(114)	(112)	(108)	(106)
Tangible common shareholders’ equity (non-GAAP)	B	$9,709	$9,570	$9,944	$8,600	$9,127
Total assets (GAAP)	C	$154,052	$154,909	$152,194	$153,624	$155,656
Less:
Intangible assets (GAAP)		5,920	5,929	5,938	5,949	5,959
Deferred tax liability related to intangibles (GAAP)		(119)	(114)	(112)	(108)	(106)
Tangible assets (non-GAAP)	D	$148,251	$149,094	$146,368	$147,783	$149,803
Shares outstanding—end of quarter	E	915	918	924	939	939
Total equity to total assets (GAAP) (1)	A/C	11.14%	11.00%	11.45%	10.48%	10.69%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	B/D	6.55%	6.42%	6.79%	5.82%	6.09%
Tangible common book value per share (non-GAAP) (1)	B/E	$10.61	$10.42	$10.77	$9.16	$9.72
____
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Components:
Beginning allowance for loan losses (ALL)	$1,617	$1,576	$1,547	$1,513	$1,472

Loans charged-off:
Commercial and industrial	60	62	41	53	52
Commercial real estate mortgage—owner-occupied	1	—	1	1	—
Commercial real estate construction—owner-occupied	—	—	—	—	—
Total commercial	61	62	42	54	52
Commercial investor real estate mortgage	—	5	—	—	—
Total investor real estate	—	5	—	—	—
Residential first mortgage	—	1	—	—	1
Home equity—lines of credit	1	1	—	1	1
Home equity—closed-end	—	—	—	1	—
Consumer credit card	15	16	14	14	12
Other consumer—exit portfolios (1)	—	1	39	3	3
Other consumer	46	55	54	51	43
Total consumer	62	74	107	70	60
Total	123	141	149	124	112

Recoveries of loans previously charged-off:
Commercial and industrial	8	8	7	12	21
Commercial real estate mortgage—owner-occupied	1	—	1	1	—
Commercial real estate construction—owner-occupied	1	—	—	—	—
Total commercial	10	8	8	13	21
Commercial investor real estate mortgage	1	1	—	—	—
Total investor real estate	1	1	—	—	—
Residential first mortgage	1	1	—	—	1
Home equity—lines of credit	2	2	1	1	2
Home equity—closed-end	—	—	—	1	—
Consumer credit card	1	2	2	3	1
Other consumer—exit portfolios	—	1	1	—	1
Other consumer	7	5	5	5	5
Total consumer	11	11	9	10	10
Total	22	20	17	23	31

Net charge-offs (recoveries):
Commercial and industrial	52	54	34	41	31
Commercial real estate mortgage—owner-occupied	—	—	—	—	—
Commercial real estate construction—owner-occupied	(1)	—	—	—	—
Total commercial	51	54	34	41	31
Commercial investor real estate mortgage	(1)	4	—	—	—
Total investor real estate	(1)	4	—	—	—
Residential first mortgage	(1)	—	—	—	—
Home equity—lines of credit	(1)	(1)	(1)	—	(1)
Home equity—closed-end	—	—	—	—	—
Consumer credit card	14	14	12	11	11
Other consumer—exit portfolios	—	—	38	3	2
Other consumer	39	50	49	46	38
Total consumer	51	63	98	60	50
Total	101	121	132	101	81

Provision for loan losses (1)	105	162	161	135	122
Ending allowance for loan losses (ALL)	1,621	1,617	1,576	1,547	1,513
Beginning reserve for unfunded credit commitments	114	124	130	120	124
Provision for (benefit from) unfunded credit losses	(3)	(10)	(6)	10	(4)
Ending reserve for unfunded commitments	111	114	124	130	120
Allowance for credit losses (ACL) at period end	$1,732	$1,731	$1,700	$1,677	$1,633

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release

Credit Quality (continued)
	As of and for Quarter Ended
($ amounts in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Net loan charge-offs as a % of average loans, annualized (2):
Commercial and industrial	0.42%	0.43%	0.26%	0.31%	0.24%
Commercial real estate mortgage—owner-occupied	(0.03)%	0.02%	(0.02)%	0.04%	0.01%
Commercial real estate construction—owner-occupied	(0.65)%	(0.01)%	(0.01)%	(0.01)%	(0.27)%
Total commercial	0.37%	0.40%	0.24%	0.29%	0.22%
Commercial investor real estate mortgage	(0.01)%	0.21%	(0.01)%	(0.01)%	—%
Commercial investor real estate construction	—%	—%	—%	—%	(0.04)%
Total investor real estate	—%	0.15%	(0.01)%	—%	(0.01)%
Residential first mortgage	(0.01)%	(0.01)%	—%	—%	—%
Home equity—lines of credit	(0.13)%	(0.10)%	(0.05)%	(0.07)%	(0.08)%
Home equity—closed-end	(0.02)%	(0.02)%	(0.02)%	(0.02)%	—%
Consumer credit card	4.00%	4.39%	3.98%	3.48%	3.38%
Other consumer—exit portfolios (1)	(5.01)%	(4.03)%	135.63%	3.14%	2.56%
Other consumer	2.57%	3.24%	3.13%	2.99%	2.55%
Total consumer	0.61%	0.76%	1.18%	0.71%	0.62%
Total	0.42%	0.50%	0.54%	0.40%	0.33%
Non-performing loans, excluding loans held for sale	$847	$906	$805	$642	$492
Non-performing loans held for sale	—	3	3	2	1
Non-performing loans, including loans held for sale	847	909	808	644	493
Foreclosed properties	15	13	15	15	15
Non-performing assets (NPAs)	$862	$922	$823	$659	$508
Loans past due > 90 days (3)	$167	$147	$171	$140	$131
Criticized loans—business (4)	$4,863	$4,978	$4,659	$4,167	$4,039
Credit Ratios (2):
ACL/Loans, net	1.78%	1.79%	1.73%	1.70%	1.65%
ALL/Loans, net	1.66%	1.67%	1.60%	1.56%	1.53%
Allowance for credit losses to non-performing loans, excluding loans held for sale	204%	191%	211%	261%	332%
Allowance for loan losses to non-performing loans, excluding loans held for sale	191%	179%	196%	241%	308%
Non-performing loans, excluding loans held for sale/Loans, net	0.87%	0.94%	0.82%	0.65%	0.50%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.88%	0.95%	0.84%	0.67%	0.51%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (3)	1.06%	1.10%	1.01%	0.81%	0.64%
(1)In the fourth quarter of 2023, the Company sold substantially all of its portfolio of a third party relationship with an associated allowance of $27 million at the time of the sale. As shown in the table below, there was a $35 million fair value mark recorded through charge-offs, which resulted in a net provision expense of $8 million associated with the sale.
(2)Amounts have been calculated using whole dollar values.
(3)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 21 for amounts related to these loans.
(4)Business represents the combined total of commercial and investor real estate loans.

Adjusted Net Charge-offs and Ratio (non-GAAP)

In the fourth quarter of 2023, the Company made the decision to sell substantially all of a loan portfolio associated with a third party relationship. The loans were marked to fair value through charge-offs as shown below. Management believes that excluding the incremental increase to net charge-offs from the net charge-off ratio (GAAP) to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance.

	For the Quarter Ended
($ amounts in millions)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Net loan charge-offs (GAAP)	$101	$121	$132	$101	$81
Less: charge-offs associated with the sale of loans	—	—	35	—	—
Adjusted net loan charge-offs (non-GAAP)	$101	$121	$97	$101	$81
Net loan charge-offs as a % of average loans, annualized (GAAP) (1)	0.42%	0.50%	0.54%	0.40%	0.33%
Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) (1)	0.42%	0.50%	0.39%	0.40%	0.33%
______
(1)     Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	6/30/2024		3/31/2024		12/31/2023		9/30/2023		6/30/2023
Commercial and industrial	$423	0.84%	$556	1.12%	$471	0.93%	$361	0.70%	$297	0.57%
Commercial real estate mortgage—owner-occupied	43	0.90%	40	0.83%	36	0.74%	43	0.90%	34	0.72%
Commercial real estate construction—owner-occupied	9	2.34%	10	3.42%	8	3.12%	10	3.50%	5	1.60%
Total commercial	475	0.86%	606	1.11%	515	0.92%	414	0.73%	336	0.59%
Commercial investor real estate mortgage	317	4.85%	241	3.76%	233	3.53%	169	2.63%	98	1.51%
Total investor real estate	317	3.58%	241	2.75%	233	2.63%	169	1.94%	98	1.14%
Residential first mortgage	22	0.11%	22	0.11%	22	0.11%	24	0.12%	24	0.12%
Home equity—lines of credit	27	0.88%	31	0.97%	29	0.89%	29	0.91%	28	0.84%
Home equity—closed-end	6	0.23%	6	0.24%	6	0.23%	6	0.23%	6	0.24%
Total consumer	55	0.17%	59	0.18%	57	0.17%	59	0.18%	58	0.17%
Total non-performing loans	$847	0.87%	$906	0.94%	$805	0.82%	$642	0.65%	$492	0.50%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	6/30/2024		3/31/2024		12/31/2023		9/30/2023		6/30/2023
Commercial and industrial	$56	0.11%	$55	0.11%	$64	0.12%	$52	0.10%	$55	0.10%
Commercial real estate mortgage—owner-occupied	4	0.09%	8	0.17%	5	0.10%	7	0.14%	4	0.09%
Commercial real estate construction—owner-occupied	—	—%	1	0.18%	1	0.48%	—	—%	—	—%
Total commercial	60	0.11%	64	0.12%	70	0.12%	59	0.10%	59	0.10%
Commercial investor real estate mortgage	10	0.16%	—	—%	—	—%	115	1.78%	1	0.01%
Total investor real estate	10	0.12%	—	—%	—	—%	115	1.31%	1	0.01%
Residential first mortgage—non-guaranteed (1)	109	0.55%	105	0.53%	106	0.53%	95	0.48%	83	0.42%
Home equity—lines of credit	23	0.75%	28	0.89%	27	0.84%	33	1.02%	28	0.85%
Home equity—closed-end	13	0.51%	13	0.54%	14	0.57%	11	0.46%	10	0.43%
Consumer credit card	18	1.34%	18	1.35%	19	1.43%	18	1.43%	16	1.28%
Other consumer—exit portfolios	2	8.16%	2	5.61%	3	5.86%	6	1.71%	6	1.54%
Other consumer	65	1.06%	70	1.13%	91	1.47%	80	1.30%	79	1.32%
Total consumer (1)	230	0.84%	236	0.84%	260	0.92%	243	0.85%	222	0.78%
Total accruing 30-89 days past due loans (1)	$300	0.31%	$300	0.31%	$330	0.34%	$417	0.42%	$282	0.29%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	6/30/2024		3/31/2024		12/31/2023		9/30/2023		6/30/2023
Commercial and industrial	$6	0.01%	$7	0.01%	$11	0.02%	$13	0.02%	$10	0.02%
Commercial real estate mortgage—owner-occupied	1	0.03%	—	0.01%	—	0.01%	1	0.01%	1	0.02%
Total commercial	7	0.01%	7	0.01%	11	0.02%	14	0.02%	11	0.02%
Commercial investor real estate mortgage	23	0.35%	—	—%	23	0.35%	—	—%	—	—%
Total investor real estate	23	0.26%	—	—%	23	0.26%	—	—%	—	—%
Residential first mortgage—non-guaranteed (2)	73	0.37%	69	0.35%	61	0.31%	58	0.30%	53	0.28%
Home equity—lines of credit	18	0.56%	19	0.60%	20	0.62%	16	0.49%	19	0.56%
Home equity—closed-end	6	0.26%	7	0.29%	7	0.30%	7	0.29%	8	0.31%
Consumer credit card	18	1.36%	19	1.42%	20	1.45%	17	1.37%	15	1.26%
Other consumer—exit portfolios	—	1.42%	—	1.08%	—	0.81%	1	0.18%	1	0.18%
Other consumer	21	0.34%	26	0.42%	29	0.46%	27	0.44%	24	0.40%
Total consumer (2)	136	0.53%	140	0.55%	137	0.51%	126	0.45%	120	0.43%
Total accruing 90+ days past due loans (2)	$166	0.17%	$147	0.15%	$171	0.17%	$140	0.14%	$131	0.13%

Total delinquencies (1) (2)	$466	0.48%	$447	0.46%	$501	0.51%	$557	0.57%	$413	0.42%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $50 million at 6/30/2024, $45 million at 3/31/2024, $46 million at 12/31/2023, $43 million at 9/30/2023, and $36 million at 6/30/2023.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $40 million at 6/30/2024, $44 million at 3/31/2024, $34 million at 12/31/2023, $23 million at 9/30/2023, and $24 million at 6/30/2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions.
•Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity.
•Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The loss of value of our investment portfolio could negatively impact market perceptions of us.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•The effects of social media on market perceptions of us and banks generally.
•Market replacement of LIBOR and the related effect on our legacy LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to achieve our expense management initiatives.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively.
•Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Second Quarter 2024 Earnings Release misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2023 and in Regions’ subsequent filings with the SEC.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.